UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2019

SANDRIDGE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33784	20-8084793
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma

(Address of principal executive offices)

(405) 429-5500

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 21, 2019 (the “Restatement Date”), SandRidge Energy, Inc. (the “Company”) amended and restated its existing reserve-based revolving credit facility among the Company, certain of its subsidiaries, the lenders party thereto, and Royal Bank of Canada, as administrative agent (the “Restatement”). In order to effectuate the Restatement, the Company entered into an amendment to the existing credit agreement (the “Existing Credit Agreement”, and as amended and restated, the “Restated Credit Facility”) to, among other things:

•	extend the maturity date to April 1, 2021 from March 31, 2020;

•

exchange the existing commitments in an aggregate principal amount of $600.0 million as of the Restatement Date and outstanding loans thereunder for an equal aggregate principal amount of commitments and loans with certain continuing lenders and new lenders;

•

establish a facility limit equal to the least of the borrowing base thereunder, initially equal to $300.0 million as of the Restatement Date, the aggregate elected commitment amount of the lenders, initially equal to $270.0 million as of the Restatement Date, and the aggregate commitments of the lenders, which is $600.0 million as of the Restatement Date;

•

reduce the interest rate from a pricing grid tied to the borrowing base utilization ratio of (A) LIBOR plus an applicable margin that varies from 300 to 400 basis points or (B) the base rate plus an applicable margin that varies from 200 to 300 basis points to a pricing grid tied to the elected commitment utilization ratio of (A) LIBOR plus an applicable margin that varies from 200 to 300 basis points or (B) the base rate plus an applicable margin that varies from 100 to 200 basis points;

•

reduce the proportion of the Company’s proved reserves required to be subject to first-priority mortgages to 85% of the PV-9 valuation of all proved reserves included in the most recently delivered reserve report of the Company from 95%; and

•	provide for the issuance of up to $10.0 million of borrowings on same-day notice, referred to as a swing line loan.

The initial borrowing base under the Restated Credit Facility is $300.0 million and the next scheduled borrowing base redetermination is scheduled for October 1, 2019, followed by scheduled semiannual borrowing base redeterminations thereafter. As of the Restatement Date, the aggregate elected commitment amount under the Restated Credit Facility is $270.0 million, which the Company may reduce at its election or increase by causing the elected commitment of an existing lender to increase or by causing a non-lender party to become a lender under the Restated Credit Facility.

The Restated Credit Facility is secured by (i) first-priority mortgages on at least 85% of the PV-9 valuation of all proved reserves included in the most recently delivered reserve report of the Company, (ii) a first-priority perfected pledge of substantially all of the capital stock owned by each credit party and equity interests in the SandRidge Mississippian Trust I and SandRidge Mississippian Trust II that are owned by a credit party and (iii) a first-priority perfected security interest in substantially all the cash, cash equivalents, deposits, securities and other similar accounts, and other tangible and intangible assets of the credit parties (including but not limited to as-extracted collateral, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property and the proceeds of the foregoing). Other than in respect of the first-priority mortgages, which such requirement was reduced as detailed above, such terms are materially similar as those contained in the Existing Credit Facility.

The Restated Credit Facility requires the company to, commencing with the first full quarter ending after the Restatement Date, maintain (i) a maximum consolidated total net leverage ratio, measured as of the end of any fiscal quarter, of no greater than 3.50 to 1.00 and (ii) a minimum consolidated interest coverage ratio, measured as of the end of any fiscal quarter, of no less than 2.25 to 1.00. Such financial covenants are subject to customary cure rights.

The Restated Credit Facility contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, investments, indebtedness, asset dispositions, fundamental changes, restricted payments and other customary covenants. Such covenants are materially similar to those contained in the Existing Credit Facility.

The Restated Credit Facility also includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross-payment default and cross acceleration with respect to indebtedness in an aggregate principal amount of $25.0 million or more, bankruptcy, judgments involving liability of $25.0 million or more that are not paid, and ERISA events. Many events of default are subject to customary notice and cure periods. Such events of default are materially similar to those contained in the Existing Credit Facility.

As described above, the Restated Credit Facility amended and restated, and thereby replaced, the Existing Credit Agreement. The above description of the material terms and conditions of the Restated Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Facility attached as Exhibit A to the Refinancing Amendment No. 2, which is filed as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution and delivery of the Restated Credit Facility described in Item 1.01 above, the Company amended and restated, and thereby replaced, the Existing Credit Agreement, effective as of June 21, 2019. The Company did not pay any prepayment penalties in connection with the amendment and restatement of the Existing Credit Agreement. For a description of the Existing Credit Agreement, see the Company’s Current Report on Form 8-K filed on February 13, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Restated Credit Facility in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Refinancing Amendment No.2, dated as of June 21, 2019, by and among the Company, as borrower, certain of its subsidiaries, Royal Bank of Canada, as administrative agent and swing line lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Dated: June 27, 2019	By:	/s/ Michael A. Johnson
Michael A. Johnson
Senior Vice President and Chief Financial Officer